 EX-99.p.3
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                               TCW Code of Ethics
                            Policies and Procedures
                                 March 31, 2008

Table Of Contents

General Procedures                                                                                                1

Personal Investment Transactions                                                                                  3
                  Overview                                                                                        3
                  General Principles Regarding Securities Transactions                                            3
                  Preclearance Procedures                                                                         5
                  Trading Restrictions                                                                            6
                  Securities Or Transactions Exempt From Personal Investment Transactions Policy                  10
                  Accounts In Which TCW Funds Are To Be Held                                                      16
                  Reporting Of Transactions                                                                       17
                      Initial Holdings Reports                                                                    17
                      Broker Statements and Trade Confirmations                                                   17
                      Quarterly Reports                                                                           18
                      Annual Holdings Reports                                                                     18
                      Annual Compliance Certification                                                             18

Policy Statement On Insider Trading                                                                               20
                  TCW Policy On Insider Trading                                                                   21
                      Trading Prohibition                                                                         21
                      Communication Prohibition                                                                   21
                      What Is Material Information?                                                               22
                      What Is Non-Public Information?                                                             23
                  What Are Some Examples Of How TCW Personnel Could Obtain Inside Information And What
                  You Should Do In These Cases?                                                                   24
                      Board of Directors Seats or Observation Rights                                              24
                      Deal-Specific Information                                                                   25
                      Creditors' Committees                                                                       27
                      Information About TCW Products                                                              27
                      Contacts with Public Companies                                                              28
                  What Is The Effect Of Receiving Inside Information?                                             30
                  Does TCW Monitor Trading Activities?                                                            30
                  Penalties And Enforcement By SEC And Private Litigants                                          31

                                       i

                  What You Should Do If You Have A Question About Inside Information?                             31
                  Chinese Wall Procedures                                                                         32
                  Identification Of The Walled-In Individual Or Group                                             32
                  Isolation Of Information                                                                        33
                      Restrictions on Communications                                                              33
                      Restrictions on Access to Information                                                       33
                  Trading Activities By Persons Within The Wall                                                   34
                  Termination Of Chinese Wall Procedures                                                          34
                  Certain Operational Procedures                                                                  37

Certain Operational Procedures                                                                                    38
                  Maintenance of Restricted List                                                                  38
                      Exemptions                                                                                  39
                      Consent to Service on Board of Directors and Creditors' Committees                          39

Gifts, Payments & Preferential Treatment                                                                          41
                  Gifts And Entertainment Received By Employees                                                   41
                      Gifts                                                                                       41
                      Entertainment                                                                               41
                      Approvals                                                                                   42
                  Gifts And Entertainment Given By Employees                                                      44
                      Approvals                                                                                   44
                  Special Rule For Registered Persons Of TFD                                                      45
                  Gifts And Entertainment Given To Unions And Union Officials                                     45
                  Other Codes Of Ethics                                                                           47

Outside Activities                                                                                                48
                  Outside Employment                                                                              48
                  Service As Director                                                                             49
                  Fiduciary Appointments                                                                          49
                  Compensation, Consulting Fees And Honorariums                                                   50
                  Participation In Public Affairs                                                                 50
                  Serving As Treasurer Of Clubs, Churches, Lodges                                                 51

                                       ii

Political Activities & Contributions                                                                              52
                  Introduction                                                                                    52
                  Overview                                                                                        52
                  Policy On Political Activities And Contributions                                                54
                      General Rules                                                                               54
                      General Prohibitions                                                                        55
                  Rules for Individuals                                                                           57
                      Responsibility For Personal Contribution Limits                                             57
                  Political Activities on Firm Premises and Using Firm Resources                                  59
                      Federal, State, And Local Elections                                                         59
                      On Premises Activities Relating To Federal Elections                                        59
                      Volunteers Who Are Of Subordinate Rank                                                      60
                      On Premises Activities Relating To State And Local Elections                                60
                  Rules for TCW                                                                                   60
                      Federal Elections                                                                           60
                      Contributions To State And Local Candidates And Committees                                  61

Other Employee Conduct                                                                                            62
                  Personal Financial Responsibility                                                               62
                  Personal Loans                                                                                  62
                  Taking Advantage Of A Business Opportunity That Rightfully Belongs To The Firm                  62
                  Disclosure Of A Direct Or Indirect Interest In A Transaction                                    63
                  Corporate Property Or Services                                                                  63
                  Use Of TCW Stationery                                                                           63
                  Giving Advice To Clients                                                                        63

                                      iii

Confidentiality                                                                                                   65

Exemptive Relief                                                                                                  66

Sanctions                                                                                                         67

Reporting Illegal Or Suspicious Activity -  "Whistleblower Policy"                                                68
                  Policy                                                                                          68
                  Procedure                                                                                       68

Annual Compliance Certification                                                                                   71

Glossary                                                                                                          72

                                       iv

                               General Procedures

The TCW Group, Inc. is the parent of several  companies that provide  investment advisory services to investment  companies,  corporate and governmental  pension funds, and other  institutions and individuals.  As used in this Code of Ethics, the Firm refers to The TCW Group,  Inc., TCW Advisors,  and Trust Company of the
West.

This Code of Ethics is based on the principle  that the officers,  directors and employees of the Firm owe a fiduciary duty to, among others, the Firm's clients.
In  consideration  of this fiduciary  duty,  you should conduct  yourself in all circumstances in accordance with the following general principles:

     o    You must at all times place the interests of the Firm's clients before your own interests.

     o    You  must  conduct  all  of  your  personal  investment   transactions
          consistent  with this Code of Ethics and in such a manner  that avoids any actual or  potential  conflict  of  interest  or any abuse of your position of trust and responsibility.

     o    You must adhere to the fundamental  standard that investment  advisory personnel should not take  inappropriate  advantage of their positions for their personal benefit.

     o    You must  adhere to the  principle  that  information  concerning  the identity of security  holdings and financial  circumstances of clients is confidential.

     o    You must comply with those applicable federal securities laws and Firm policies that are issued from time to time and are  applicable to your group.

     o    Communications  with clients or  prospective  clients should be candid and  fulsome.  They  should be true and  complete  and not  mislead or misrepresent. This applies to all marketing and promotional materials.

     o    Independence in investment-decision making should be paramount.

     o    Decisions  affecting clients are to be made with the goal of providing equitable and fair treatment among clients.

The  effectiveness  of the  Firm's  policies  regarding  ethics  depends  on the judgment and integrity of its employees rather than on any set of written rules.

Although  determining  what  behavior is necessary or  appropriate  sometimes is difficult  when  adhering  to these  general  principles,  this  Code of  Ethics contains several  guidelines for proper conduct.  The Firm values its reputation for integrity and  professionalism.  The Firm's  reputation is its most valuable asset.  The actions of Access Persons should be consistent and in furtherance of this reputation.

Accordingly, you must be sensitive to the general principles involved and to the purposes  of the Code of Ethics,  in  addition to the  specific  guidelines  and examples set forth below.  If you are uncertain about whether a real or apparent conflict  exists  between your  interests and those of the Firm's clients in any particular situation, you should consult the General Counsel or Chief Compliance
Officer  immediately.  Violations of this Code of Ethics constitute  grounds for disciplinary actions, including dismissal.

In any situation in which an approval is required for an  individual  designated under this Code of Ethics to give  approvals,  such individual may not be one of the approving persons.

Each Access Person has received this Code of Ethics and any amendments thereto.

                        Personal Investment Transactions

Overview

Laws and ethical  standards  impose on the Firm, its employees and its directors duties  to  avoid  conflicts  of  interest  between  their  personal  investment transactions and  transactions the Firm makes on behalf of its clients.  In view of the sensitivity of this issue, avoiding even the appearance of impropriety is important.  The following personal investment  transaction policies are designed to reduce the  possibilities  of such conflicts and  inappropriate  appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as  otherwise  noted,  the Firm's  restrictions  on  personal  investment transactions apply to all Access Persons. Every employee should consider himself or  herself an Access  Person  unless  otherwise  specifically  exempted  by the
Approving  Officers  or unless he or she falls  within a class  exempted  by the
Approving Officers.(1) Additionally, a consultant,  temporary employee, or other person  may be  considered  an  Access  Person  depending  on  various  factors, including length of service, nature of duties and access to Firm information.

This policy governs your investments in Securities.

General Principles Regarding Securities Transactions

No Access Person or Firm director may purchase or sell,  directly or indirectly, for his or her  own  account,  or any  account  in  which  he or she may  have a beneficial interest, including:

o    Any Security that the Firm is buying or selling for its clients, until such buying or selling is completed or canceled.

o    Any Security that to his or her knowledge is under active consideration for purchase or sale by the Firm for its clients.

The term "beneficial interest" is defined by rules of the SEC. Generally,  under the SEC  rules,  a person  is  regarded  as  having  a  beneficial  interest  in
Securities held in the name of:

o    a husband, wife, or domestic partner,

o    a minor child,

o    a relative or significant other sharing the same house, and

o    anyone else if the Access Person:

     o    obtains  benefits   substantially   equivalent  to  ownership  of  the
          Securities,

     o    can obtain ownership of the Securities  immediately or within 60 days,
          or

     o    can vote or dispose of the Securities.

An example of an Access Person having a "beneficial interest" includes trades in a relative's  brokerage  account if the Access Person is authorized to do trades for that  brokerage  account,  regardless of whether the Access Person  actually does  trades.  Whether you have a  beneficial  interest in the  Securities  of a relative or significant  other sharing the same house can be rebutted only under very limited facts and  circumstances.  If you believe your  situation is unique and therefore  rebuts the presumption of beneficial  interest,  you must contact the Personal Securities  Administrator who will coordinate obtaining an approval from the Approving Officers.

If you act as a fiduciary with respect to funds and accounts  managed outside of the Firm  (e.g.,  if you act as the  executor  of an  estate  for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account.  Accordingly, any Securities transactions you make on behalf of that fund or account  will be subject to the general  trading  restrictions  set forth  above.  You should  review the  restrictions  on your ability to act as a fiduciary  outside of the Firm set forth under  Outside  Activities  - Fiduciary
Appointments below.

Under the definition of "beneficial interest," persons other than Firm personnel may have to comply  with this Code of Ethics,  including,  but not  limited  to, spouses.  The  pertinent  Firm Access  Person  should make sure that the outside person is familiar  with the  requirements.  Violations  by the  outside  person constitute violations by the Firm Access Person.

Preclearance Procedures

Each  Access  Person  must  obtain  preclearance  for  any  personal  investment transaction  in a Security  if such  Access  Person  has,  or as a result of the transaction  acquires,  any  direct  or  indirect  beneficial  ownership  in the
Security.   Preclearance   is  not   necessary   for   Exempt   Securities   and
Non-Discretionary Accounts.

Note that while  preclearance  is not required for  Non-Discretionary  Accounts, certain  Non-Discretionary  Accounts  are  subject  to  some  of  the  reporting requirements specified below. Separate  certification  procedures will apply for
Securities transactions executed on behalf of Outside Fiduciary Accounts in lieu of preclearance

The Firm uses an online personal  securities  compliance system. This system can be accessed from any location via the Internet at http://tcw.starcompliance.com.
All  requests  and reports  must be made  through  the  system.  You must obtain preclearance  for  all  non-exempt  Securities  transactions  by  logging  on to
http://tcw.starcompliance.com  and filing a PTAF. You will be required to supply certain key information and to make certain certifications each time you trade a
Security,  such as that you have no knowledge  that the Security is under active consideration for purchase or sale by the Firm for its clients. The instructions for filing a PTAF in any particular  situation are available on the Firm's myTCW  intranet site.  For other  personal  Securities  questions, contact  the  Personal  Securities  Administrator  at ext.  0467 or by e-mail at
psa@tcw.com.

You must complete an approved  Securities  transaction  by 1:00 p.m. Los Angeles time or 4:00 p.m.  New York time the  business  day  following  the day that you obtain  preclearance.  If the  transaction  is not  completed  within these time constraints,  you  must  obtain  a  new  preclearance,  including  one  for  any uncompleted  portion  of  the  transaction,  or  if  you  do  not  obtain  a new preclearance,  you must cancel the unexecuted  portion of the transaction.  This may  significantly  impede  the use of limit  orders,  which  if  used,  must be structured in adherence with the preclearance time limits.  Post-approval is not permitted under this Code of Ethics. If the Firm determines that you completed a trade before approval or after the clearance expires,  you will be considered to be in violation of the Code of Ethics.

Note that preclearance  ordinarily will be given on the day you request it if it is received before the daily  processing  cutoffs of 6:30 a.m. or 10:30 a.m. Los
Angeles time and 9:30 a.m. or 1:30 p.m. New York time.

You also must obtain preclearance from the Approving Officers to open a personal
Firm separately  managed account.  Written records of the authorization  will be maintained by the Legal Department.

Trading Restrictions

In addition  to the more  general  restrictions  discussed  above,  the Firm has adopted other restrictions on personal investment transactions.

Remember  these are limits on what you can do directly or  indirectly,  for your own  account or for any account in which you may have a  "beneficial  interest."
Except as  otherwise  noted  below,  the  trading  restrictions  do not apply to
Outside Fiduciary Accounts.

No Access Person may:

o    Enter into an uncovered short sale.

o    Write an uncovered option.

o    Acquire any non-exempt Security in an IPO (remember that under FINRA rules, you also may be prohibited from participating in any IPO).

o    Purchase Securities offered in a hedge fund, other Private  Placements,  or other Limited Offering (other than those sponsored by the Firm) without the prior approval from the Approving Officers.

     o    Requests  for  approval  are  made by  submitting  an  online  PTAF at
          http://tcw.starcompliance.com. When considering approval of the online request,  the Approving Officers will take into consideration  whether the  investment  opportunity  you have been offered should be reserved for the Firm's clients and whether the opportunity is being offered to you by  virtue  of  your  position  with  the  Firm.  If  you or  your department  wants to purchase on behalf of a Firm client the  Security of an issuer or its  affiliate  where you have a  beneficial  interest
          (including  through an Outside Fiduciary Account) in the Securities of that issuer through Private  Placements,  you must first disclose your interest to an  Approving  Officer.  In such an event,  the  Approving
          Officers will independently  review the proposed investment  decision.
          Written  records  of any  such  circumstance  should  be  sent  to the
          Personal Securities Administrator.

     o    Requests  for   transfers  of  interest  in   Firm-sponsored   Private
          Placements,   other   than   estate   planning   or  those   that  are
          court-mandated, require pre-approval from the Approving Officers.

o    Purchase or sell any Security that is subject to a firm-wide restriction or a department restriction by his or her department.  An exemption to trading a restricted list security may be granted under certain conditions, such as when the request  occurs  outside of a restricted  time window period or is confirmed  not to violate  Chinese  Walls,  or when the  purchase  will not violate  agreements  with  issuers or not exceed

     regulations  relating to quantities of the Security that may be held by the
     Firm.

o    Purchase or  otherwise  acquire  any  third-party  mutual  fund  advised or sub-advised  by the Firm (For a list of those mutual funds,  see Prohibited
     Third-Party Mutual Funds).

o    Have more than four Roundtrip  Trades in the TCW Funds,  other than the TCW
     Money Market Fund, in a calendar year. This in effect means that LIFO (last in, first out) applies for matching  purposes.  Also,  the dollar amount of the purchase and the redemption do not need to match or even correlate with one  another for a Roundtrip  Trade to occur.  Pre-instructed  transactions that occur automatically following the instruction ("Auto-Trades"), such as
     dividend  or  distribution  reinvestments,   paycheck  contributions,   and
     periodic or  automatic  withdrawal  programs,  are not  considered  to be a purchase or sale for the purpose of determining  whether a Roundtrip  Trade has occurred.

o    Redeem  shares of a TCW Fund within 15 calendar  days of the  purchase of a share  in that  TCW  Fund  (other  than  the TCW  Money  Market  Fund or an
     Auto-Trade) period (60 calendar days for Investment Personnel - see below).

o    Make more than one  reallocation in the TCW Profit Sharing and Savings Plan
     ("TCW  401(k)  Plan") or the TCW  Deferred  Compensation  Plan per calendar quarter.

o    Make more than one  reallocation in the TCW 401(k) Plan or the TCW Deferred
     Compensation  Plan within a 15 calendar  day period [60  calendar  days for
     Investment Personnel - see below].

Note that the  redemption  fees  imposed by any TCW Fund will be  applicable  to transactions in the TCW 401(k) Plan or the TCW Deferred Compensation Plan.

Investment  Personnel who either manage or otherwise provide advice or execution services for a registered investment company (including the TCW Funds) may not:

o    Redeem  shares of a TCW Fund within 60 calendar  days of the  purchase of a share  in that  TCW  Fund  (other  than  the TCW  Money  Market  Fund or an
     Auto-Trade).

o    Make more than one  reallocation in the TCW 401(k) Plan or the TCW Deferred
     Compensation Plan within a 60 calendar day period.

o    Profit from the  purchase or sale,  or sale and  purchase,  of the same (or equivalent)  Securities  within  60  calendar  days.  This  applies  to any
     Security,  whether or not it is held in any client portfolio at the Firm. A
     LIFO  system  will be used  to  match  transactions  (meaning  most  recent purchases will be matched against a given sale).  You also should note that this prohibition would effectively limit the utility of options trading and short sales of Securities and could make legitimate hedging activities less available.  Any profits realized on such short-term  trades will be subject to  disgorgement.  Note,  however,  that if you receive  preclearance for a purchase or sale of an ETF, that transaction  will  automatically be deemed exempt from this 60 calendar day requirement.

Because  of  the  Firm's  portfolio  management  support  structure,  securities analysts  and  securities  traders  should  assume  that they are subject to the trading  restrictions  unless they have received  specific  confirmation  to the contrary  from the Chief  Compliance  Officer.  Note that a  person's  status or duties may change that could result in him or her subsequently  being subject to trading  restrictions.  If you have any questions  resulting from such a change, consult with the Personal Securities Administrator.

Additionally, no portfolio manager may:

o    Purchase  or sell any  Security  for his or her own  account or any Outside
     Fiduciary  Account for a period of 10 calendar days BEFORE that Security is bought or sold on behalf of any Firm client for which the portfolio manager serves as portfolio  manager.  Violation of this  prohibition  will require reversal of the transaction,  and any resulting  profits will be subject to disgorgement.

o    Purchase any  Security for his or her own account or any Outside  Fiduciary
     Account  for a period of 10  calendar  days after that  Security is sold or sell any  Security  for his or her own  account  or any  Outside  Fiduciary
     Account for a period of 10 calendar  days AFTER that  Security is bought on behalf  of any Firm  client  for  which  the  portfolio  manager  serves as portfolio manager.

o    In addition,  any  portfolio  manager who manages a  registered  investment company may not purchase or sell any Security for his or her own account or any Outside  Fiduciary  Account for a period of 10 calendar days AFTER that
     Security is bought or sold on behalf of a registered investment company for which the  portfolio  manager  serves as investment  manager.  Violation of these  prohibitions  will  require  reversal  of the  transaction  and  any resulting profits will be subject to disgorgement.

Any profits required to be disgorged will be given to a charity under the Firm's direction.

Securities Or Transactions Exempt From Personal Investment Transactions Policy

The  following   reference  table  summarizes  the  preclearance  and  reporting requirements for Securities or transactions that are exempt from some aspects of the personal investment transactions policy.

  --------------------------------- -------------------- ----------------- ----------------------
                                                           Reporting on      Reporting on
    Type of Exempt Securities or                           Quarterly         Initial or Annual
    Transactions                      Preclearance         Reports           Report
  --------------------------------- -------------------- ----------------- ----------------------
    U.S. Government Securities        No                   No                No
    (defined only as direct
    obligations of the U.S.
    Government, not as agency,
    state, municipal, or other
    local obligations).
  --------------------------------- -------------------- ----------------- ----------------------
    Bank Certificates of Deposit.     No                   No                No
  --------------------------------- -------------------- ----------------- ----------------------
    Bankers' Acceptances.             No                   No                No
  --------------------------------- -------------------- ----------------- ----------------------

                                       10

  --------------------------------- -------------------- ----------------- ----------------------
    High quality short-term debt      No                   No                No
    instruments (investment
    grade, maturity not greater
    than 13 months) including
    commercial paper, repurchase
    agreements, variable rate
    municipal bonds and other
    securities that are cash
    equivalents determined by the
    Approving Officers.
  --------------------------------- -------------------- ----------------- ----------------------

                                       11

 --------------------------------- -------------------- ----------------- ----------------------
                                                           Reporting on      Reporting on
    Type of Exempt Securities or                           Quarterly         Initial or Annual
    Transactions                      Preclearance         Reports           Report
  --------------------------------- -------------------- ----------------- ----------------------
    Shares in money market mutual     No                   No              No
    funds.

    Note that other types of
    securities that are sold as
    money market equivalents are
    subject to all aspects of the
    policy unless an exemption is
    granted; however, Compliance
    will put on the myTCW
    intranet a list of those
    money market equivalents that
    are subject to an exemption.
  --------------------------------- -------------------- ----------------- ----------------------
    Securities issued by Societe      No                   No                No
    Generale S.A.
  --------------------------------- -------------------- ----------------- ----------------------
    Shares in open-end investment     No                   No                No
    companies.

    Note that purchases of any
    third-party mutual fund
    advised or sub-advised by the
    Firm are prohibited (a list
    of the mutual funds
    sub-advised by the Firm can
    be found at Prohibited
    Third-Party Mutual Funds).
  --------------------------------- -------------------- ----------------- ----------------------

                                       12

  --------------------------------- -------------------- ----------------- ----------------------
    Shares issued by unit             No                   No                No
    investment trusts that are
    invested exclusively in one
    or more mutual funds not
    advised by the Firm or its
    affiliates.
  --------------------------------- -------------------- ----------------- ----------------------

                                       13

  --------------------------------- ---------------------- ------------------ -------------------
                                                             Reporting on       Reporting on
    Type of Exempt Securities or                             Quarterly          Initial or
    Transactions                      Preclearance           Reports            Annual Report
  --------------------------------- ---------------------- ------------------ -------------------
    Securities purchased on           No preclearance of     Yes, but only      Yes, but only
    behalf of an Access Person in     trades required        report the         report the
    a Non-Discretionary Account.      but when the           existence of       existence of
     (i) which you, your              account is opened      the brokerage      the brokerage
         spouse, your domestic        it must be             account and        account and not
         partner, or your             reported and           not the trades     the trades done
         significant other            acceptable             done in it         in it.
         established,                 evidence of its
                                      non-discretionary
                                      nature must be
                                      provided to the
                                      Personal
                                      Securities
                                      Administrator.

    (ii) which you, your              No                     No                 No
          spouse, your domestic
          partner, or your
          significant other did
          not establish.
  --------------------------------- ---------------------- ------------------ -------------------
    Securities purchased or sold      No                     Yes                Yes
    through an "Automatic
    Investment Program," defined
    as a program in which regular
    periodic purchases (or
    withdrawals) are made
    automatically in (or from)
    investment accounts in
    accordance with a
    predetermined schedule and
    allocation.  An automatic
    investment plan includes a
    dividend reinvestment plan or
    an Employee Stock Option Plan
    where an Access Person has
    beneficial interest.
  --------------------------------- ---------------------- ------------------ -------------------

                                       14

  --------------------------------- ---------------------- ------------------ -------------------
    Security purchases effected       No                     Yes                Yes
    upon the exercise of rights
    issued by the issuer pro rata
    to all holders of a class of
    its securities, to the extent
    that such rights were
    acquired from such issuer,
    and sales of such rights were
    so acquired.
  --------------------------------- ---------------------- ------------------ -------------------

                                       15

  --------------------------------- ----------------------- ------------------ ------------------
                                                              Reporting on       Reporting on
    Type of Exempt Securities or                              Quarterly          Initial or
    Transactions                      Preclearance            Reports            Annual Report
  --------------------------------- ----------------------- ------------------ ------------------
    Stock index futures and           No                      No                 No
    nonfinancial commodities
    (e.g., pork belly contracts).
  --------------------------------- ----------------------- ------------------ ------------------
    Interests in Firm-sponsored       No, unless a            Yes                Yes
    limited partnerships or other     transfer.
    Firm -sponsored private
    placements.
  --------------------------------- ----------------------- ------------------ ------------------
    Securities acquired in            No, unless cash is      Yes, security      Yes
    connection with the exercise      received in             received must
    of an option.                     connection with         be reported.
                                      exercise of the
                                      option (a
                                      simultaneous sale
                                      of the security
                                      upon exercise of
                                      the option).
  --------------------------------- ----------------------- ------------------ ------------------
    Rule 10b5-1 Plans must be         Yes, prior to           Yes                Yes
    approved prior to being           approval of  the
    entered into.  Once approval      Rule 10b5-1 Plan.
    for the Rule 10b5-1 Plan is
    received, transactions
    pursuant to the plan will not
    require preclearance.
  --------------------------------- ----------------------- ------------------ ------------------

Personal  investment  transactions in Exempt Securities are still subject to the
Firm's policy on inside information.

Accounts In Which TCW Funds Are To Be Held

All purchases and  redemptions  by Access Persons of any TCW Fund are to be done exclusively through a TCW Account. Transactions in the TCW Money Market Fund and
redemptions  (but not  purchases)  of shares  of the TCW

                                       16

Funds out of existing third-party accounts currently held are excepted from this requirement,  but only if the  accounts  are  direct  accounts  and not  omnibus accounts.  A direct account is one that  specifically  identifies the beneficial owner with the TCW Funds' transfer agent.

Reporting Of Transactions

For any of the required reports or certifications below, if you realize that you will not be able to access  the  Internet  to file a report in a timely  manner, contact the Personal Securities Administrator prior to the start of the required filing period.

Initial Holdings Reports

All Access  Persons  are  required  to file  online an Initial  Holdings  Report listing all Securities in which the person has a beneficial  interest  within 10
calendar   days  of  becoming  an  Access   Person   (other  than   holdings  in
Non-Discretionary  Accounts).  See the chart  above  for the list of  Securities which do not have to be reported.  All information in Initial  Holdings  Reports must be  current as of a date not more than 45 days prior to the date the person became an Access Person. See the chart above for the list of Securities which do not have to be reported. The Initial Holdings Report is filed online through the internet at http://tcw.starcompliance.com.

Broker Statements and Trade Confirmations

New Access  Persons or Access  Persons  wishing to open a new brokerage  account should contact the Personal Securities  Administrator for information on sending duplicate  copies of trade  confirmations  and broker account  statements.  This requirement does not apply to Outside Fiduciary Accounts,  to accounts that hold only  third-party  mutual funds or to Firm accounts that exclusively hold shares of the TCW Funds. Note that while the trades in a  Non-Discretionary  Account do not have to be reported, the existence of the Non-Discretionary  Account must be reported  to the  Personal  Securities  Administrator.  You will be  required to provide satisfactory evidence of their non-discretionary nature described in the chart above.

                                       17

Quarterly Reports

All  Access  Persons  must  submit  quarterly  reports  of  personal  investment transactions  (including transactions in the TCW Funds) by the 10th calendar day of January, April, July, and October or, if that day is not a business day, then the first  business day  thereafter.  Every Access  Person must file a quarterly report  when due even if such person made no  purchases  or sales of  Securities during the period covered by the report. You are charged with the responsibility for submitting the quarterly  reports.  Any effort by the Firm to facilitate the reporting  process does not change or alter that  responsibility.  The quarterly report is filed online through the internet at http://tcw.starcompliance.com.

Annual Holdings Reports

All Access  Persons  are  required to submit  online on or before  January 31 an
Annual  Holdings  Report that  provides a listing of all  Securities in that the person has a beneficial  interest as of December 31 of the preceding year (other than holdings in Non-Discretionary  Accounts).  See the chart above for the list of  Securities  which do not have to be  reported.  All  information  in  Annual
Holdings  Reports  must be current as of a date not more than 45  calendar  days prior to the date the report was submitted.  See the chart above for the list of securities that do not have to be reported.  The Annual Holdings Report is filed online through the internet at http://tcw.starcompliance.com.

Annual Compliance Certification

All Access Persons are required to submit an Annual Compliance  Certification on or before January 31 of the subsequent year. The Annual Compliance Certification requirements  include  a  listing  of  brokerage  accounts  and a  certification
regarding   compliance   with  the  Code  of  Ethics.   The  Annual   Compliance
Certification     is    filed     online     through     the     internet     at
http://tcw.starcompliance.com.

                                       18

SUMMARY OF REPORTING FORMS REQUIRED TO BE FILED

If you are an Access Person you must submit:

(1)  Initial Holdings Report,
(2)  Required records of Security transactions,
(3)  Personal Transaction Authorization Form prior to trading,
(4)  Quarterly Reports,
(5)  Annual Holdings Report, and
(6)  Annual Compliance Certification.

If you have any questions  about the Personal  Investment  Transactions  Policy, call the Personal Securities Administrator, the Chief Compliance Officer, or the
General Counsel.

                                       19

                       Policy Statement On Insider Trading

The  professionals  and staff of the Firm  occasionally  come into possession of material,  non-public information (often called "inside  information").  Various federal and state laws,  regulations,  court decisions,  and general ethical and moral  standards  impose  certain  duties with respect to the use of this inside information.  The  violation of these duties could subject both the Firm and the individuals  involved to severe civil and criminal penalties and could result in damaging the reputation of the Firm. SEC rules provide that any purchase or sale of a  security  while  "having  awareness"  of  inside  information  is  illegal regardless  whether the information  was a motivating  factor in making a trade.
The Firm views  seriously  any  violation of this policy  statement.  Violations constitute grounds for disciplinary sanctions, including dismissal.

Within  an  organization  or  affiliated  group  of  organizations,  courts  may attribute one employee's  knowledge of inside information to another employee or
group  that  later  trades  in  the  affected   security,   even  if  no  actual
communication  of  this  knowledge  occurred.  Thus,  by  buying  or  selling  a particular security in the normal course of business,  Firm personnel other than those with actual knowledge of inside  information could  inadvertently  subject the Firm to liability. Alternatively,  someone obtaining inside information in a legitimate  set of  circumstances  may  inadvertently  restrict  the  legitimate trading activities of other persons within the company.

The risks in this area can be  significantly  reduced through the  conscientious use of a combination of trading  restrictions and information  barriers designed to confine  material  non-public  information  to a given  individual,  group or department (so-called "Chinese Walls" or "Informational  Barriers"). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques  in ways  that  offer  significant  protection  to the  Firm  and its personnel,  while  providing  flexibility  to  continue  the  Firm's  investment management activities on behalf of our clients.

                                       20

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations.  Please note that references in this Policy to the General Counsel and Chief  Compliance  Officer include persons who they have authorized in their respective departments to handle matters under this Policy.

TCW Policy On Insider Trading

Trading Prohibition

No  Access  Person  of the Firm may buy or sell a  security,  including  stocks, bonds,  convertible  securities,  options, or warrants in a company,  either for themselves or on behalf of others while in  possession  of material,  non-public information  about  the  company.  This  means  that  you  may  not  buy or sell securities for yourself or anyone, including your spouse,  relative,  friend, or client and you may not  recommend  that  anyone else buy or sell a security of a company on the basis of inside information regarding that company.

Communication Prohibition

No Access Person of the Firm may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which also is a  violation  of the  insider  trading  laws,  even if the  "tipper"  did not personally benefit.  Therefore, you should not discuss such information acquired on the job with your spouse or with friends, relatives,  clients, or anyone else outside of the Firm except on a  need-to-know  basis  relative to your duties at the Firm. If you convey material non-public  information to another person, even inadvertently, it is possible that the other person, if he or she trades on such information  would  violate  insider  trading  laws.  This is known  as  "tippee liability."  You  should  remember  that  you may  obtain  material,  non-public information  about  entities  sponsored by the Firm,  such as its mutual  funds.
Communicating such information in violation of the Firm's policies is illegal.

                                       21

What Is Material Information?

Information  is material when a reasonable  investor would consider it important in making an investment decision.  Generally, this is information the disclosure of which  could  reasonably  be  expected  to have an  effect  on the price of a company's  securities.  The general test is whether a reasonable  investor would consider the information  important in deciding  whether or not to buy or sell a security in the company. The information could be positive or negative.

Whether  something is Material  Information  must be  evaluated  relative to the company in whose securities a trade is being  considered  (e.g., a multi-million dollar  contract  may  be  immaterial  to  Boeing  but  material  to  a  smaller capitalization company). Some examples of Material Information are:

o    dividend changes,
o    earnings results,
o    projections,
o    changes in previously released earnings estimates,
o    significant merger,  spin-off,  joint venture, or acquisition  proposals or agreements,
o    stock buy-back proposals,
o    tender offers,
o    rights offerings,
o    new product releases or schedule changes,
o    significant accounting write-offs or charges,
o    credit rating changes,
o    changes in capital structure (e.g. stock splits),
o    accounting changes,

                                       22

o    major technological discoveries, breakthroughs or failures,
o    major capital investment plans,
o    major contract awards or cancellations,
o    governmental investigations,
o    major litigation or disposition of litigation,
o    liquidity problems, and
o    extraordinary management developments or changes.

Material  Information also may relate to the market for a company's  securities.
Information  about a  significant  order to purchase or sell  securities in some
contexts  may  be  deemed  material.   Similarly,   pre-publication  information
regarding  reports  to be  issued  in the  financial  press  also may be  deemed material.  For example,  the Supreme  Court upheld the criminal  convictions  of insider  traders who  capitalized on  pre-publication  information  for the Wall
Street Journal's "Heard on the Street" column.

Because  no  clear or  "bright  line"  definition  of what is  material  exists, assessments  sometimes require a fact-specific  inquiry. For this reason, if you have questions  about whether  information is material,  direct the questions to the  Director  of Research or your  Department  Head and, if further  inquiry is desired  or  required,  consult  the  General  Counsel  or the Chief  Compliance
Officer. If you prefer, you can go directly to the General Counsel, your product attorney, or the Chief Compliance Officer initially.

What Is Non-Public Information?

Information  is "public" when it has been  disseminated  broadly to investors in the marketplace.  Tangible evidence of dissemination is the best indication that the  information  is public.  For  example,  information  is public after it has become  available to the general  public through a public filing with the SEC or some other  governmental  agency,  the Dow Jones  "tape,"  release

                                       23

by Standard &  Poor's or Reuters,  or publication in the Wall Street Journal or other generally circulated publication.  Information remains non-public until a  reasonable  time elapses  after it is  disseminated.  While no specific  rule exists, generally trading 24 hours after the public dissemination of information would not be  prohibited  (though  the wait  period may be shorter  when a press release is involved).

What Are Some Examples Of How TCW Personnel Could Obtain Inside  Information And
What You Should Do In These Cases?

In the context of the Firm's business,  the following are some examples of how a person could come into  possession  of inside  information:  Board of Directors'
seats or observation  rights,  deal-specific  information  in connection  with a negotiated  transaction,  creditors' committees,  information about TCW products and contacts with public companies.

Board of Directors Seats or Observation Rights

Officers,  directors,  and  employees  sometimes  are  asked to sit or act as an observer  on the Board of  Directors  of public or  EDGAR-reporting  companies -
sometimes in connection  with their duties at the Firm and sometimes  not. These public  companies  generally will have  restrictions  on their Board members' or observers' trading in the companies'  securities except during specified "window periods" following the public dissemination of financial  information.  As noted
elsewhere  in the Code of Ethics,  service as a director  of a non-Firm  company requires  approval,  and,  if  approval  is  given,  it will be  subject  to the implementation  of  procedures  to  safeguard  against  potential  conflicts  of interest or insider  trading,  such as Chinese Wall  procedures  and placing the securities  on a  restricted  list.  Anyone  who  desires to serve on a Board of
Directors  or  as a  Board  Observer  should  complete  the  Report  on  Outside
Directorships  and Officerships  that is posted on the myTCW intranet and submit it to the  Personal  Securities  Administrator  who will  obtain  any  necessary approvals and notify the Legal

                                       24

Department so that the  appropriate  Chinese Wall and/or  restricted  securities listing can be made.

    You must obtain approval for sitting on a Board or for Board observation rights even if it is for Board seats related to your duties at TCW.

Cases  of fund  managers  sitting  on  Boards  of  public  companies  have  been highlighted  in  the  press  and  have  underscored  the  effect  of  inadequate safeguards that could inadvertently render securities "illiquid" in the hands of the Firm. To mitigate this risk,  anyone  sitting on a Board of a public company should  consider the Chinese Wall  procedures  below as  applicable  to them and should abide by them. If the Board seat is held in connection with Firm clients, and a legitimate  need exists to  communicate  the  information,  it may be done within the confines and procedures set forth in the Chinese Wall  memorandum and procedures. The Compliance Officer, General Counsel, or product attorney for the applicable strategy should be contacted with any questions.

Portfolio  Managers  sitting on Boards of public companies in connection with an equity  position  that they manage  should be mindful of SEC filing  obligations under  Section 16 of the Exchange Act, in addition to the  possibility  of being required to give back profits (or so called "short swing  profits") on purchases and sales of shares held in client  accounts  within a 6-month  period.  Similar concerns arise in the context of companies  where an intent to control exists or an  arrangement  is made with others to attempt to influence or control a public company.  The product  attorney  should be  consulted in these  situations,  and outside counsel should be involved as necessary.

Deal-Specific Information

Under certain  circumstances,  an employee may receive inside  information for a legitimate  purpose in the  context of a  transaction  in which a Firm entity or account is a potential  participant  or in the context of forming a confidential relationship.  This "deal-specific

                                       25

information" may be used by the department to which it was given for the purpose for which it was  given.  Generally,  if a  confidentiality  agreement  is to be signed, it should be assumed that inside information is included.  However, even in  the  absence  of a  confidentiality  agreement,  inside  information  may be received when an oral agreement is made or an  expectation  exists that you will maintain the information as confidential.  In addition, if the persons providing or receiving the information  have a pattern or practice of sharing  confidences so that the recipient knows or reasonably  should know that the provider expects the information to be kept confidential,  such pattern or practice is sufficient to form a confidential  relationship.  The SEC rules further  provide a presumed duty  of  trust  and  confidence  when a  person  receives  material  non-public information from his or her spouse, parent, child, or sibling.

Material non-public or deal-specific information may be given in connection with the Firm making a direct  investment in a company in the form of equity or debt;
it may also  involve a purchase  by the Firm of a debt or equity  security  in a secondary transaction or in the form of a participation.  This type of situation typically  arises  in  mezzanine  financings,  loan  participations,  bank  debt financings,  venture capital financing,  purchases of distressed securities, oil and gas investments and purchases of substantial  blocks of stock from insiders.
You should remember that even though the investment for which the  deal-specific information is being received may not be a publicly traded security, the company may have other  classes of publicly  traded  securities,  and the receipt of the information  by  the  Firm  can  affect  the  ability  of  other  parts  of  the organization to trade in those securities.  For the aforementioned  reasons,  if you  are to  receive  any  deal-specific  information  or  material,  non-public information on a company with any class of publicly traded  securities  (whether domestic or foreign),  contact the product  attorney in the Legal Department for your area,  who then will  implement  the  appropriate  Chinese Wall and trading procedures.

                                       26

Creditors' Committees

On occasion,  an investment  may go into default,  and the Firm is a significant participant.  In that case, the Firm may be asked to participate on a Creditors'
Committee.  Creditors'  Committees often are involved in intensive  negotiations involving  restructuring,  work-outs,  recapitalizations  and other  significant events that would affect the company and are given access to inside information.
The Firm sitting on such a committee could  substantially  affect its ability to trade in  securities  in the  company  and,  therefore,  before  sitting  on any official  Creditors'  Committee,  you should  contact  the  Personal  Securities
Administrator  who will  obtain  any  necessary  approvals  and notify the Legal
Department  so that  the  appropriate  Chinese  Wall can be  established  and/or restricted securities listings can be made. If you sit on an informal Creditors'
Committee (i.e., a committee or group that does not receive material  non-public information  from an issuer),  these  restrictions may not apply, but you should consult with the product attorney in the Legal Department for confirmation.

Information About TCW Products

Persons  involved  with the  management  of limited  partnerships,  trusts,  and registered investment companies (closed-end and open-end) which themselves issue securities could come into possession of material  information about those funds that is not generally  known to their  investors or the public and that could be considered  inside  information.  For  example,  plans with respect to dividends could be considered inside  information,  and buying or selling  securities in a
Firm  product  with  knowledge  of an imminent  change in  dividends  would be a violation  of the  policy.  Another  example  would be a  large-scale  buying or selling  program or a sudden shift in allocation  that was not generally  known.
This also could be considered inside information. Disclosing holdings of the TCW
Funds or TSI on a selective  basis could be viewed as an improper  disclosure of
non-public   information   and  should  not  be  done.  See  the  Marketing  and
Communications  Policy for further  information  concerning  portfolio  holdings disclosure.  In the event of inadvertent or unintentional disclosure of material non-public  information,  the

                                       27

person making the disclosure should immediately  contact the product attorney or
General Counsel  because the Firm will be required to make prompt  disclosure as soon as  reasonably  practicable  (but in no event  after  the later of 24 hours after the  disclosure or the  commencement  of the next day's trading on the New
York Stock Exchange).

The Firm currently discloses holdings of the TCW Funds or TSI on a monthly basis beginning on the 15th calendar day following the end of that month (or, if not a business  day, the next  business day  thereafter).  Disclosure  of these funds'
holdings at other times requires special confidentiality  procedures and must be precleared with the product attorney.  Persons involved with management of these funds and, in particular,  portfolio managers and Investment Personnel, but also support and administrative personnel,  should be sensitive to the fact that they have access to such  information.  Department  Heads for each product area,  the head of  mutual  funds  for the  Firm,  and the  product  attorney  in the Legal
Department are responsible for notifying the Personal  Securities  Administrator of  this  type  of  inside  information  so he or  she  can  impose  appropriate restrictions,  and  advise  him or her when the  information  becomes  public or stale, so that the restriction can be removed.

Contacts with Public Companies

For the Firm,  contacts with public companies represent an important part of our research efforts. The Firm makes investment decisions on the basis of the Firm's conclusions  formed  through such  contacts  and analysis of publicly  available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee becomes aware of material,  non-public  information.  This could happen,  for example,  if a company's Chief Financial Officer  prematurely
discloses  quarterly  results  to  an  analyst,  or  if  an   investor-relations
representative  makes a  selective  disclosure  of adverse  news to a handful of investors.  In such  situations,  the Firm must make a  judgment  regarding  its further  conduct.  If an issue arises in this area, a research  analyst's  notes
could  become  subject  to  scrutiny.   Research  analyst's  notes  have  become

                                       28

increasingly the target of plaintiffs' attorneys in securities class actions.

This  area  is   particularly   concerning  to  the  investment   business  and,
unfortunately,  is one with a great deal of legal uncertainty. In a notable 1983 case,  the U.S.  Supreme  Court  recognized  explicitly  the  important  role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market.  It also recognized that questioning of corporate  officers and insiders is an important part of this  information  gathering  process.  The
Court thus framed  narrowly the situations in which analysts  receiving  insider information  would be required to "disclose or abstain" from trading  (generally when the corporate insider was disclosing for an improper  purpose,  such as for personal  benefit,  and the  analyst  knew it).  However,  the SEC has  declared publicly  its  disfavor  with  the  ruling  in the case  and has  since  brought enforcement  proceedings  indicating  that they will take strict action  against what they see as  "selective  disclosures"  by corporate  insiders to securities analysts,  even when the corporate  insider was getting no personal  benefit and
was   trying  to   correct   market   misinformation.   Thus,   the   status  of
company-to-analyst  contacts  has been  characterized  as "a fencing  match on a tightrope" and a noted  securities  professor has said that the tightrope is now electrified.  Analysts and portfolio managers who have private  discussions with management  of a company  should be clear  about  whether  they desire to obtain material information and become restricted or not receive such information.

Because of this uncertainty,  caution is the recommended course of action. If an analyst  or  portfolio  manager  receives  what he or she  believes  is  insider information  and if  you  feel  you  received  it in  violation  of a  corporate insider's  fiduciary  duty or for his or her personal  benefit,  you should make reasonable  efforts to  achieve  public  dissemination  of the  information  and restrict  trading until then. The Director of Research or your  Department  Head should be contacted if you have  questions or doubts,  and they will contact the
General Counsel or the Chief Compliance Officer if required.  If you prefer, you can contact the General Counsel or Chief Compliance Officer directly.

                                       29

What Is The Effect Of Receiving Inside Information?

The person actually  receiving the inside  information is subject to the trading and communication  prohibitions discussed above. However,  because the Firm is a company,  questions  arise  regarding  how  widely  that  information  is  to be attributed  throughout the company.  Naturally,  the wider the attribution,  the greater the  restriction  will be on other  persons and  departments  within the company. Therefore, anyone receiving inside information should be aware that the consequences can extend well beyond themselves or even their departments.

In the event of  receipt  of inside  information  by an  employee,  the  company generally will:

o    establish  a  Chinese  Wall  around  the  individual  or a select  group or department, and/or

o    place a "firm wide  restriction" on securities in the affected company that would bar any  purchases or sales of the  securities  by any  department or person within the Firm,  whether for a client or personal  account  (absent specific approval from the Compliance Department).

In connection  with the Chinese Wall protocol,  those persons falling within the
Chinese  Wall  would be  subject  to the  trading  prohibition  and,  except for need-to-know communications to others within the Chinese Wall, the communication prohibition  discussed  above.  The breadth of the Chinese  Wall and the persons included  within  it would  be  determined  on a  case-by-case  basis.  In these circumstances,  the Chinese Wall procedures are designed to "isolate" the inside information  and restrict access to it to an individual or select group to allow the  remainder  of the  company  not to be  affected  by it. In any case where a
Chinese Wall is imposed,  the Chinese Wall  procedures  discussed  below must be strictly observed.

Does TCW Monitor Trading Activities?

The  Compliance  Department  conducts  reviews of  trading in public  securities listed on the Restricted  Securities

                                       30

List. The Compliance  Department surveys transactions  effected by employees and client accounts for the purpose of, among others,  identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades.

Penalties And Enforcement By SEC And Private Litigants

The Director of  Enforcement  of the SEC has said that the SEC pursues all cases of insider  trading  regardless of the size of transaction and regardless of the persons involved.  Updated and improved  detection,  tracking,  and surveillance techniques in the past few years have  strengthened  enforcement  efforts by the
SEC as well as the stock exchanges.  This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for  violations are severe for both the individual and possibly his or her employer. These could include:

o    paying three times the amount of all profits made (or losses avoided),

o    fines of up to $1 million,

o    jail up to 10 years, and

o    civil lawsuits by shareholders of the company in question.

The regulators, the market and the Firm view violations seriously.

What You Should Do If You Have A Question About Inside Information?

Before  executing  any trade for  yourself or others,  including  clients of the
Firm,  you  must  consider  whether  you have  access  to  material,  non-public information.  If you  believe  you  have  received  oral  or  written  material, non-public  information,  you should discuss the situation  immediately with the product  attorney in the Legal  Department,  the General  Counsel,  or the Chief
Compliance

                                       31

Officer who will  determine  whether the  information  is of a nature  requiring restrictions  on use and  dissemination  and when  any  restrictions  should  be lifted.  You should not  discuss  the  information  with  anyone  else within or outside the Firm.

Chinese Wall Procedures

The SEC has  long  recognized  that  procedures  designed  to  isolate  material non-public  information  to specific  individuals  or groups can be a legitimate means of curtailing  attribution  of knowledge of this inside  information to an
entire  company.   These  types  of  procedures  are  typical  in  multi-service broker-dealer investment banking firms and are known as Chinese Wall procedures.
In those situations where the Firm believes inside  information can be isolated, the following Chinese Wall procedures would apply. These Chinese Wall procedures are designed to  "quarantine"  or "isolate" the  individuals  or select group of persons within the Chinese Wall.

Identification Of The Walled-In Individual Or Group

The persons subject to the Chinese Wall procedures will be identified by name or group designation.  If the Chinese Wall procedures are applicable simply because of someone  serving on a Board of  Directors  of a public  company in a personal capacity,  the Chinese Wall likely will apply  exclusively  to that  individual, although in certain  circumstances  expanding the wall may be appropriate.  When the  information  is  received as a result of being on a  Creditors'  Committee, serving on a Board in a capacity related to the Firm's investment activities, or receiving deal-specific information, the walled-in group generally will refer to the  product  management  group  associated  with the deal and,  in some  cases,
related  groups  or  groups  that  are  highly   interactive  with  that  group.
Determination  of the breadth of the Chinese Wall is  fact-specific  and must be made by the product  attorney,  the  General  Counsel,  or the Chief  Compliance
Officer. Therefore, as noted above, advising them if you come into possession of material, non-public information is important.

                                       32

Isolation Of Information

Fundamental  to the concept of a Chinese Wall is that the inside  information be effectively  quarantined to the walled-in  group.  The two basic procedures that
must  be  followed  to  accomplish   this  are  as  follows:   restrictions   on
communications and restrictions on access to information.

Restrictions on Communications

Communications  regarding the inside  information of the subject  company should only be held with persons within the walled-in group on a need-to-know  basis or with the General Counsel,  the product attorney in the Legal Department or Chief
Compliance Officer.  Communications should be discreet and should not be held in the halls,  in the  lunchroom  or on cellular  phones.  In some cases using code names for the subject company as a precautionary measure may be appropriate.  If persons outside of the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss  it. On  occasion,  discussing  the matter  with  someone at the Firm outside of the group may be desirable. However, no such communications should be held without first  receiving the prior  clearance of the General  Counsel,  the product  attorney,  or the Chief  Compliance  Officer.  In such case, the person outside of the group and possibly his or her entire department,  thereby will be designated  as  "inside  the  wall"  and will be  subject  to all  Chinese  Wall restrictions in this policy.

Restrictions on Access to Information

The files, computers,  and offices where confidential  information is physically stored generally should be made inaccessible to persons not within the walled-in group.  In certain  circumstances,  adequate  physical  segregation of the group exists, whereby access would be very limited.  However, in other cases with less physical  segregation  between  the group and others,  additional  precautionary measures should be taken to ensure that any confidential  non-public information is kept in files that are secure and not generally accessible.

                                       33

Trading Activities By Persons Within The Wall

Persons within the Chinese Wall are prohibited from buying or selling securities in the subject company,  whether on behalf of the Firm or clients or in personal transactions.  This restriction  would not apply in the following two cases: (i)
where the affected persons have received deal-specific information,  the persons are  permitted  to  use  the  information  to  consummate  the  deal  for  which deal-specific  information was given,  and (ii) in connection with a liquidation of a client  account  in full,  the  security  in the  affected  account  may be liquidated if the client has  specifically  instructed the Firm to liquidate the account in its entirety and if no confidential  information has been shared with the client. In this circumstance,  the Firm would attribute the purchase or sale to the direction of the client rather than pursuant to the Firm's  discretionary authority and the Firm would be acting merely in an executory  capacity  (again, assuming no  confidential  information  has been shared  with the  client).  The liquidating  portfolio  manager should  confirm to us in connection  with such a liquidation  that no confidential  information was shared with the client.  Note that if the  transaction  permitted  under (i) above is a secondary trade (vs. a direct company issuance),  the product attorney should be consulted to determine disclosure  obligations  to the  counterparty  of the inside  information in our possession.

Termination Of Chinese Wall Procedures

When the  information has been publicly  disseminated  and a reasonable time has elapsed,  or if the  information  has become stale,  the Chinese Wall procedures
with  respect  to  the  information   generally  can  be  eliminated.   This  is
particularly  true if the information  was received in an isolated  circumstance such as an  inadvertent  disclosure  to an analyst  or receipt of  deal-specific information.  However,  persons  who by reason  of an  ongoing  relationship  or position  with the company are exposed  more  frequently  to the receipt of such information  (e.g.,  being a member of the Board of Directors or on a Creditors'
Committee)  would be subject  ordinarily  to the Chinese  Wall  procedures  on a continuing  basis and may be

                                       34

permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.

Each Group Head is  responsible  for  ensuring  that members of his or her group abide by these Chinese Wall procedures in every instance.

  Topic                                    You Should Contact:
-----------------------------------------------------------------------------------------------------
  If you have a question about whether     First: The Director of Research or your Department Head.
  information is "material" or             If further inquiry is needed or desired, the General
  "non-public"                             Counsel or Chief Compliance Officer. If you prefer you
  If you have questions about whether      can go directly to the General Counsel or the Chief
  you have received material non-public    Compliance Officer initially.
  information about a public company
-----------------------------------------------------------------------------------------------------
  If you have a question about whether     Department Head for product area or for mutual funds or
  you have received inside information     such group's attorney (who will notify Personal
  on a Firm commingled fund (e.g.          Securities Administrator)
  partnerships, trusts, mutual funds)
-----------------------------------------------------------------------------------------------------

                                       35

-----------------------------------------------------------------------------------------------------
  If you have a question about             Product attorney in the Legal Department or General
  obtaining deal-specific information      Counsel or Chief Compliance Officer.
  (preclearance is required)

  If you have a question about sitting
  on a Creditors' Committee
  (preapproval is required)

  If you need to have a Chinese Wall
  established

  If you have questions about
  terminating a Chinese Wall
-----------------------------------------------------------------------------------------------------
  If you wish to take a Board of           Personal Securities Administrator
  Directors seat or sit on a Creditors
  Committee                                (Note that in this case the Personal Securities
  (Pre-approval is required)               Administrator will contact the attorney who is
                                           responsible for restricted securities issues, the
  If you have questions about the          General Counsel, or Chief Compliance Officer)
  securities listed on the Restricted
  Securities List

  If you want permission to buy or sell
  a security listed on the Restricted
  Securities List

  In the event of inadvertent or           Product attorney or General Counsel who will notify the
  non-intentional disclosure of mutual     Chief Compliance Officer because the Firm will be
  non-public information                   required to make prompt disclosure as soon as reasonable
                                           practicable (but in no event after the later of 24 hours
                                           after the disclosure or the commencement of the next
                                           day's trading on the New York Stock Exchange).

                                           Product attorney, the General Counsel, or Chief
  If you have questions about who is       Compliance Officer.
  "within" or "outside" a Chinese Wall
-----------------------------------------------------------------------------------------------------
  If you have questions about the          General Counsel or Chief Compliance Officer
  Insider Trading Policy in general

-----------------------------------------------------------------------------------------------------
  If you have questions about Section      Attorney in the Legal Department responsible for Section
  13/16 issues                             13/16, General Counsel or Chief Compliance Officer

                                       36

Certain Operational Procedures

The following are certain operational procedures that will be followed to ensure communication  of insider  trading  policies to Firm  employees and  enforcement thereof by the Firm.

                                       37

                         Certain Operational Procedures

Maintenance of Restricted List

The  Restricted   Securities   List  is  updated  by  the  Personal   Securities
Administrator,  who  distributes  it to the  following  personnel  in the Firm's
offices:  all  traders,  portfolio  managers,   analysts,   investment  control,
securities clearance, as well as certain other individuals.  This list is issued
whenever  an  addition,   deletion  or  modification   occurs,  in  addition  to
periodically  if no changes have been made.  In some cases,  the list may note a partial restriction (e.g.  restricted as to purchase,  restricted as to sale, or restricted  as  to a  particular  group  or  person).  The  Personal  Securities
Administrator  updates an annotated copy of the list that explains why each item is  listed  and has a  section  giving  the  history  of each item that has been deleted. This annotated Restricted Securities List is distributed to the General
Counsel and the Chief  Compliance  Officer,  as well as any additional  persons, which either of them may approve.

                                       38

The  Restricted  Securities  List is updated  whenever a change  occurs that the
Personal Securities Administrator has confirmed should be added with the General
Counsel,  the Chief  Compliance  Officer,  or the product  attorney in the Legal
Department.

The Restricted Securities List restricts issuers (i.e.,  companies) and not just specific  securities  issued  by the  issuer.  So do not use the list of  ticker symbols  as  being  the  complete  list - the key is that  you are not to do the prohibited  transaction in the company.  This is of particular importance to the strategies which may invest in securities listed on foreign exchanges.

The Restricted Securities List must be checked before each trade. If an order is not  completed  on one day,  then the open order  should be checked  against the
Restricted  Securities List every day it is open (e.g.,  the waiver you received might only have been good for the one day).

The  Restricted  Securities  List includes  securities  for foreign and domestic public  reporting  companies  where Firm  personnel  serve as  directors,  board observers,  officers,  or members of official creditors'  committee,  where Firm personnel  have  material,  non-public  information  or  have  an  agreement  or arrangement to maintain information as confidential. Once a company is placed on the  Restricted  Securities  List,  any  purchase or sale  specified on the list
(whether a personal trade or on behalf of a client account) must be cleared with the (or another  member of the  Compliance  Department who will consult with, as appropriate,  an attorney in the Legal  Department,  General  Counsel,  or Chief
Compliance  Officer).  In  certain  circumstances  where  a  group  continuously receives  material  non-public  information  as part of its  strategy,  a global
Chinese  Wall will be imposed on the  department  in lieu of placing  all of the issuers for which it has information on the Restricted Securities List.

Exemptions

The General Counsel,  Chief Compliance Officer, or product attorney in the Legal
Department  must approve any exemption  that is then  documented by the Personal
Securities Administrator.

Consent to Service on Board of Directors and Creditors' Committees

To  monitor  situations  where  material,   non-public  information  may  become
available  by reason  of a Board  position,  employees  are  required  to obtain consent for  accepting  positions on non-Firm  Boards of  Directors.  Similarly, consent is required  for  employees  to sit on  Creditors'  Committees.  See the section Policy  Statement

                                       39

on Insider  Trading - What Are Some Examples Of How TCW  Personnel  Could Obtain
Inside Information and What Should You Do In These Cases?

                                       40

                    Gifts, Payments & Preferential Treatment

Gifts or Entertainment may provide the actual or apparent potential for conflict of interest  affecting an employee's duties and independence of judgment for the
Firm's  clients  or the Firm.  Therefore,  the  Firm's  policy  limits  Gifts or
Entertainment,  whether to the employee or his or her family, domestic partners, relatives, friends or designees.

Gifts

Employees should never solicit Gifts from suppliers,  clients,  brokers,  or any other entity with which the Firm does business.

As a general  rule,  you should not accept  Gifts that are of  excessive  value.
While no absolute  definition of "excessive"  exists,  you should  exercise good judgment  to ensure  that no Gift that is,  or could  be,  reasonably  viewed as excessive in value is accepted.  Generally, Gifts with a value of less than $100 would not be viewed as excessive;  those over $100 would be excessive,  although the  context in which the Gift is  received  might  permit the receipt of such a
Gift over $100 if approval  is obtained  (in the manner  described  below).  The receipt of cash Gifts by employees is absolutely prohibited.

Entertainment

For an  event  to  qualify  as  Entertainment,  the  host of the  event  must be personally present at the event; otherwise, it would be viewed as a Gift.

As  a  general  rule,  you  should  not  accept  an  invitation   that  involves
Entertainment  that is excessive or not usual and customary.  No set of absolute rules exists, and good judgment must be exercised.  The context,  circumstances, and frequency must be considered.  For example,  when the event is more business related  (e.g.,  a business  conference),  greater  latitude may be  acceptable, whereas in a purely  amusement  context (e.g., an out-of-town  sporting  event), more  restriction  may be

                                       41

required.  If  you  believe  the  Entertainment  might  be  excessive  or if the
Entertainment falls into one of the categories identified below, you should seek approval.

Approvals

In some cases,  approval is  advisable,  and in other  cases,  it is  mandatory.
Approvals must be obtained prior to the Gift or  Entertainment  being given.  If approval is warranted, you must contact the Personal Securities Administrator to coordinate the approval process. The two approvals consist of:

o    the head of your  Department or your supervisor if you are the head of your
     Department, and

o    any one of the Chief  Compliance  Officer,  the Chief  Risk  Officer or the
     General Counsel.

Approval must be obtained if:

o    The Gift or  Entertainment  involves the payment of  out-of-town  travel or accommodation expenses.

     o    This does not apply to  payment of  accommodations  by a sponsor of an industry,  company,  or  business  conference  held  within  the  U.S.
          involving multiple attendees from outside the Firm where your expenses are  being  paid by the  sponsor  on the same  basis as those of other attendees; however, if the sponsor is paying travel expenses, approval is  required.  Also,  if the  accommodations  or  travel  are  paid in connection with a trip abroad, approval should be sought.

o    A Gift is  reasonably  believed to have a value in excess of $100,  but you feel it is appropriate.  Unless the Gift appears  excessive to a reasonable person, this does not apply to:

     o    A business  Gift being given to you from a business or corporate  Gift list on the same  basis  as other  recipients  of the  sponsor  (e.g.,
          Christmas Gifts).

                                       42

     o    Gifts from a donor to celebrate a transaction  or event that are given to a wide group of recipients (e.g., closing dinner Gifts).

o    You reasonably believe that the Entertainment  might be excessive,  but you feel it is appropriate.

o    A Gift is received from one business relation more than twice in a calendar year.

o    You are entertained on a personal basis by a hosting business relation more than  twice in a calendar  year.  A  "personal  basis" is one  involving  a relatively  small  group of people in  contrast  with a  function  or event attended by several  unrelated  attendees (e.g., a fundraising  dinner or a party).

You are advised to seek approval if:

o    You are not  sure if the  Entertainment  is  excessive,  but you feel it is appropriate.

o    You cannot judge whether a Gift would have a value over $100.

If a Gift is over $100 and is not approved as being otherwise  appropriate,  you should (i) reject or return the Gift, or (ii) if returning the Gift could damage friendly  relations  between a third-party and the Firm, give it to the Personal
Securities Administrator who will donate it to charity.

                                       43

Gifts And Entertainment Given By Employees

Giving Gifts or favors is acceptable to the extent that they are appropriate and suitable  under  the  circumstances,  meet the  standards  of  ethical  business conduct,  are not excessive in value and involve no element of concealment.  The
$100 test for  excessiveness  applies to giving Gifts  (excludes  Gifts given to other Firm  employees),  as well as  receiving  Gifts (noted  above).  Giving an individual  Gift with a value in excess of $100 to a person who has the  ability to invest  assets on behalf of a current or potential  client  (e.g.,  the chief investment  officer or chief  financial  officer of a pension  plan) of the Firm requires preapproval. Follow the approval process noted below.

Entertainment  that is reasonable and  appropriate for the  circumstances  is an accepted  practice to the extent that it is both necessary and incidental to the performance of the Firm's business.

Note  that  for  public  pension  plans,   and  in  some  cases  other  clients,
Entertainment  or Gifts  may have to be  disclosed  by the Firm in  response  to client  questionnaires  and may  reflect  unfavorably  on the Firm in  obtaining business.  In some cases the receipt of Gifts may even lead to disqualification.
Therefore,  discretion and restraint is advised.  In addition,  you must be in a position to report any such Gifts or Entertainment if the question arises.

Special rules apply when you give a Gift or Entertainment to a Foreign Official.
These rules are described in the Portfolio Management Policy.

Approvals

Contact  the  Personal  Securities  Administrator  to  coordinate  the  approval process.  Approvals  must be obtained prior to the Gift or  Entertainment  being given. The two approvals consist of:

o    the head of your  Department or your supervisor if you are the head of your
     Department, and

                                       44

o    any one of the Chief  Compliance  Officer,  the Chief  Risk  Officer or the
     General Counsel.

You are advised to seek  approval  if a Gift has a value in excess of $100,  but you feel it is appropriate.

Special Rule For Registered Persons Of TFD

FINRA rules prohibit any Registered  Persons of TFD from giving  anything with a value in excess of $100 per  individual  per year (Gifts are aggregated for this calculation)  where such  payment  relates to the  business  of the  recipient's employer.

Whether a payment relates to the business of the recipient's employer depends on the capacity of the individual  receiving the Gift. Where the individual has the ability to invest assets in securities  on behalf of an  institution  or person, such as the chief  investment  officer or chief  financial  officer of a pension plan,  the  FINRA  gifts  rule  applies.  It does not  apply  to,  for  example, individual  high net worth  investors  in the TCW Funds  because the Gift is not related to the employment of the individual.

Registered  Persons  are  required to  maintain a log of Gifts by  recipient  to ensure compliance with the $100 limit. The log will contain:

o    the name of the recipient,

o    the date(s) of the Gifts(s), and

o    the valuation of the Gifts(s) that is the higher of cost or market value.

Gifts And Entertainment Given To Unions And Union Officials

Special  reporting  rules  apply  when  officers  of the Firm  furnish  gifts or entertainment  to labor  unions  or union  officials.  These  special  rules are independent of, and in addition to, any approval procedures otherwise applicable under the Code of  Ethics.  The Firm is  required  to file Form  LM-10  with the
Department of Labor by March 31 following each calendar year to report any

                                       45

gifts and  entertainment  provided  to unions and union  officials  during  that calendar year.

To facilitate  compliance  with this  requirement,  the Firm has implemented the following "reporting up" procedure. The Firm has created its own form called the
LM  Information   Report.  The  Firm's  officers  should  record  any  gifts  or entertainment  they  provide  to a union or union  official  as they  occur  and complete a separate  LM  Information  Report for each such  occurrence.  Each LM
Information Report must be signed by an officer and include the following:

o    the date of the gift or entertainment,

o    the amount or value of the gift or entertainment,

o    the  name,  address  and  position  of the  person  to  whom  the  gift  or entertainment was given, and

o    a description of the circumstances of the gift or entertainment.

Officers should prepare the LM Information Report either when the expense of the gift or  entertainment  is  borne  by them  personally  or when it is  borne  or reimbursed  by the  Firm.  Special  situations  that the LM  Information  Report intends to identify  include:  (i) any arrangement  between the Firm and another company to share  expenses,  (ii) when a gift or  entertainment  is  provided to multiple recipients including unions or union officials (in which case, you will need to determine the cost allocable to the union or union official recipients), and  (iii)  where  the  recipient  of  the  gift  is a  charitable  organization associated with or supported by a union or union  official.  Please complete all items of the LM Information Report that are applicable.  This is critical to the
Firm being able to  accurately  complete the Form LM-10,  including  determining whether  any  exemptions  apply  to  any  of  the  matters  reported  on  the LM
Information Report.

Once  completed and signed by an officer,  the LM  Information  Report should be submitted to the Firm's Controller or the Controller's designee.

                                       46

Other Codes Of Ethics

Certain officers of the TCW Mutual Funds are subject to the  Sarbanes-Oxley  Act
Code of Ethics as set forth in the Registered  Investment  Company Policies.  To the extent any provisions of the Sarbanes-Oxley Act Code of Ethics and this Code of Ethics conflict, the provisions in the Sarbanes-Oxley Act Code of Ethics will supersede  with respect to the  officers of the TCW Mutual Funds  subject to the
Sarbanes-Oxley Act Code of Ethics.

Additionally, you should be aware that sometimes a client imposes more stringent codes of ethics  than those set forth  above.  If you are  subject to a client's code of ethics, you should abide by it.

                                       47

                               Outside Activities

Outside Employment

Each  employee  is  expected  to devote his or her full time and  ability to the
Firm's  interests  during regular  working hours and during such additional time that may be properly  required.  The Firm  discourages  employees  from  holding outside paid employment,  including  consulting.  If you are considering  taking outside  employment,  you must submit a written request to your Department Head.
The request must  include the name of the  business,  type of business,  type of work to be performed, and the days and hours that the work will be performed. If your  Department  Head  approves  your  request,  it  will be  submitted  to the
President for final approval.  The Human Resources  Department will keep written records of both approvals.

An employee may not engage in outside employment that:

o    interferes, competes, or conflicts with the interests of the Firm,

o    encroaches on normal working time or otherwise impairs performance,

o    implies Firm sponsorship or support of an outside organization, or

o    adversely reflects directly or indirectly on the Firm.

Corporate  policy  prohibits  outside  employment  in the  securities  brokerage industry.  Employees must abstain from negotiating,  approving, or voting on any transaction  between the Firm and any outside  organization  with which they are affiliated, whether as a representative of the Firm or the outside organization, except in the ordinary course of their providing  services for the Firm and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an  absence  from work that is the  result of an injury on the second job
and  outside   employment  will  not  be  considered  an  excuse  for  poor  job

                                       48

performance,  absenteeism,  tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

Any other outside activity or venture that is not covered by the foregoing,  but that may raise questions, should be cleared with the President.

Service As Director

No officer,  portfolio  manager,  investment  analyst,  or securities trader may serve  as a  director  or in a  similar  capacity  of any  non-Firm  company  or institution,  whether or not it is part of your role at the Firm,  without prior approval  from the  Approving  Officers.  If you  receive  approval,  it will be subject to the  implementation  of  procedures  to safeguard  against  potential conflicts of interest,  such as Chinese Wall procedures,  placing  securities of the  company on a  restricted  list,  or  recusing  yourself  if the entity ever considers doing business with the Firm. The Firm may withdraw approval if senior management concludes that withdrawal is in the Firm's interest.

You do not need approval to serve on the Board of a private  family  corporation for your family or any charitable,  professional,  civic, or nonprofit  entities that are not  clients of the Firm and that have no business  relations  with the
Firm. Also, if you serve in a director  capacity that does not require approval, but  circumstances  later change that would  require such  approval  (e.g.,  the company enters into business  relations with the Firm or becomes a client),  you must then get approval.  You should complete the Report on Outside Directorships and  Officerships  and contact the Personal  Securities  Administrator  who will coordinate the necessary approvals.

Fiduciary Appointments

No Access  Person  may  accept  appointments  as  executor,  trustee,  guardian, conservator,  general  partner,  or other  fiduciary,  or any  appointment  as a consultant  in connection  with  fiduciary or active money  management  matters, without contacting the Personal Securities Administrator and having the Personal
Securities

                                       49

Administrator  obtain prior  approval from the Approving  Officers.  This policy does not apply to  appointments  involving  personal  estates  or service on the
Board of a charitable,  civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If the Firm grants you approval  to act as a  fiduciary  for an  account  outside  of the Firm,  it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded  by you as a  fiduciary  will  be  subject  to  the  Personal  Investment
Transactions Policy.

Compensation, Consulting Fees And Honorariums

If you have received proper  approval to serve in an outside  organization or to engage in other outside  employment,  you may retain all  compensation  paid for such service unless otherwise  provided by the terms of the approval,  including honorariums for publications,  public speaking appearances,  instruction courses at  educational  institutions,  and similar  activities.  You should  report the amount of this  compensation to the President.  You may not retain  compensation received  for  services on Boards of  Directors  or as officers of  corporations where you serve in the course of your  employment  activities with the Firm. You should direct any questions concerning the permissible retention of compensation to the President.

Participation In Public Affairs

The Firm encourages its employees to support community  activities and political processes.  Normally,  voluntary  efforts take place outside of regular business hours.  If voluntary  efforts  require  corporate time, or you wish to accept an appointive  office,  or you run for  elective  office,  you should  contact  the
Personal Securities  Administrator who will coordinate the necessary  approvals.
Two  approvals are  required:  (i) approval from the head of your  Department or your  supervisor if you are head of your  Department  and (ii) approval from the
President. You must campaign for an office on your own time, and you may not use
Firm property or services for such purposes without proper  reimbursement to the
Firm.

                                       50

In  all  cases,  employees  participating  in  political  activities  do  so  as
individuals   and  not  as   representatives   of  the  Firm.   To  prevent  any
interpretation  of  sponsorship  or  endorsement by the Firm, you should not use either the Firm's name or its address in material you mail or funds you collect, and the Firm  should not be  identified  in any  advertisements  or  literature, except as necessary biographical information.

Serving As Treasurer Of Clubs, Churches, Lodges

An  employee  may act as  treasurer  of  clubs,  churches,  lodges,  or  similar organizations. However, you should keep funds belonging to such organizations in separate  accounts and not commingle them in any way with your personal funds or the Firm's funds.

                                       51

Political Activities & Contributions

Introduction

In the U.S., both federal and state laws impose  limitations,  and in some cases restrictions,  on certain kinds of political contributions and activities. These laws apply not only to U.S.  citizens,  but also to foreign  nationals  and both
U.S. and foreign corporations and other institutions.  Accordingly, the Firm has
adopted  policies  and  procedures   concerning   political   contributions  and
activities  regarding  federal,  state,  and  local  candidates,  officials  and political parties.

This policy regarding activities and political contributions applies to the Firm and all  employees.  Failure to comply with these rules could result in civil or criminal penalties for the Firm and the individuals involved.

These policies are intended solely to comply with these laws and regulations and to avoid any  appearance  of  impropriety.  These  policies  are not intended to otherwise  interfere with an individual's  right to participate in the political process.

Overview

The following  summarizes the key elements of the Policy on Political Activities and Contributions. You are responsible for being familiar and complying with the complete policy that follows this summary.

If you have any questions about political  contributions or activities,  contact the General Counsel.

o    Neither  the Firm nor anyone  working on behalf of the Firm may  solicit or make a  political  contribution  for the purpose of  assisting  the Firm in obtaining or retaining business.

o    Use of the Firm's facilities for political  purposes is only authorized for activities  allowed  by law and  consistent  with  this  policy.  For  more information,  see

                                       52

     the  Rules  for  Political  Activities  on Firm  Premises  and  Using  Firm
     Resources.

o    Contributions by the Firm - Federal law prohibits  political  contributions by the Firm (or in TCW's name) in support of candidates for federal office.
     While  some  states do allow  such  contributions,  legal  restrictions  on corporate  donations  to state  and  local  candidates  apply,  so any Firm contributions must be approved by the General Counsel.

o    Contributions  by Employees - Employees are free to give to candidates  for federal,  state and local office as a matter of personal  choice.  However, you must obtain preclearance from the General Counsel for any contributions to state and local political officials or candidates if, to your knowledge, they serve,  or are seeking a position,  on the governing Board of any Firm client or potential client.

o    Support of  Candidates,  Initiatives,  and  Special  Purpose  Organizations
     Hostile  to  Defined  Benefit  Plans - The Firm  considers  the  support of candidates,  initiatives, or special purpose political action organizations that threaten or otherwise jeopardize the future of  employer-sponsored  or union-sponsored defined benefit plans that are intended to provide security to their  members  often to be against the interest of our client base.  As such,

     o    the  Firm  will  not  sponsor  or  contribute   to  such   candidates,
          initiatives or special purpose political action organizations, and

     o    employees of the Firm are urged to not sponsor or  contribute  to such
          candidates,   initiatives,   or  special  purpose   political   action
          organizations.

o    Use of the Firm's name (even in biographical  or professional  descriptors)
     is  prohibited  in  connection  with  explicit   political   activities  of
     individuals  unless  required by law or permission  has been granted by the
     General Counsel.

o    Political  contributions  to U.S.  candidates  by persons  who are not U.S.
     citizens or permanent  resident aliens

                                       53

     ("foreign nationals") or by foreign businesses are prohibited by law.

o    Each individual is responsible for remaining  within  federal,  state,  and local  contribution  limits on  political  contributions  and  adhering  to applicable contribution reporting requirements.

o    Use of the Firm's  address  on  political  contributions  should be avoided unless required by law.

o    There are  additional  limits for  residents  of New Jersey and persons who negotiate contracts with State of Connecticut  officials that are discussed under the "Rules for Individuals" section below.

Policy On Political Activities And Contributions

General Rules

POLITICAL CONTRIBUTIONS TO OBTAIN OR RETAIN BUSINESS

All persons are  prohibited  from making or soliciting  political  contributions where the purpose is to assist the Firm in obtaining or retaining business.

SOLICITATIONS OF TCW EMPLOYEES ON BEHALF OF FEDERAL,  STATE, OR LOCAL CANDIDATES
OR COMMITTEES

No employee shall apply pressure,  direct or implied, on any other employee that infringes  upon an  individual's  right to  decide  whether,  to  whom,  in what capacity, or in what amount or extent, to engage in political activities.

                                       54

CONTRIBUTIONS AND SOLICITATIONS

Solicitations/invitations of Firm personnel

All employees must comply with the following procedure when soliciting political
contributions  to  candidates,   party   committees  or  political   committees.
Solicitations or invitations to fundraisers must:

o    originate from the individual's home address,

o    make clear that the solicitation is not sponsored by the Firm, and

o    make clear that the  contribution  is  voluntary  on the part of the person being solicited.

General Prohibitions

All employees are prohibited from:

o    making  political  solicitations  under the  auspices  of the Firm,  unless authorized by the General Counsel. Use of Firm letterhead is prohibited,

o    causing the Firm to incur  additional  expenses by using its  resources for political solicitations, such as postage,

o    reimbursing others for political contributions,

o    using the Firm's name (even in biographical or professional descriptors) in
     connection  with  explicit  political   activities  of  individuals  unless
     required by law or permission has been granted by the General Counsel, and

o    doing  indirectly or through  another person  anything  prohibited by these policies and procedures.

POLITICAL CONTRIBUTIONS AND ACTIVITIES BY FOREIGN NATIONALS

Foreign nationals and non-permanent resident aliens are prohibited by law from:

                                       55

o    making  contributions,  donations,  expenditures,  or disbursements (either directly or indirectly)  in connection  with any federal,  state,  or local elections,

o    contributing  or  donating  to  federal,  state  or local  political  party committees, and

o    making   disbursements   for  federal,   state,  or  local   electioneering
     communications.

                                       56

Rules for Individuals

Responsibility For Personal Contribution Limits

Federal law and the laws of many states and  localities  establish  contribution limits for individuals and political  committees.  Knowing and remaining  within those limits are your responsibility. In some jurisdictions, contribution limits apply to the aggregate of all of your contributions within the jurisdiction.

STATE AND LOCAL ELECTIONS

You must obtain  preclearance for any proposed  contributions to state and local political  officials if, to your knowledge,  those individuals now serve, or are seeking a position on, the governing Board of a client of the Firm.

SPECIAL RULE FOR CONNECTICUT

Directors, officers, and those managerial or discretionary employees of the Firm who have direct, extensive, and substantive responsibilities with respect to the negotiation  of contracts with the State of Connecticut or an agency thereof may not make political contributions to or solicitations for:

o  candidates  for the  offices of  Governor,  Lieutenant  Governor,  Attorney
     General,  State  Controller,  Secretary of State,  State  Treasurer,  State
     Senator, State Representative,  or any exploratory committee for candidates for these offices, and

o    any  state  party  or  committee  (e.g.   Democratic  or  Republican  State
     Committees);  contributions  or  solicitations  for local  offices or local subdivisions are not covered by this prohibition.

For purposes for the Connecticut prohibitions,  "solicitations" means requesting contributions,  participating in fundraising, serving as a chair of a committee, or serving on a fund raising committee.

                                       57

SPECIAL RULE FOR NEW JERSEY

Officers of the Firm (and third-party solicitors) may not:

o    make  political  contributions  to New  Jersey  state or  local  officials, employees, or candidates for office, or

o    engage in any payment to a political party in New Jersey.

The New Jersey  restrictions apply to New Jersey state and local elections,  New
Jersey state and local officeholders (and candidates for office),  and political parties and  committees of any kind and at any level in New Jersey.  They do not apply with regard to candidates for federal office.

These  rules  prohibit  (i)  making or  soliciting  any  monetary  or  "in-kind"
contributions,  (ii) funding,  coordinating  or  reimbursing a  contribution  by someone else, (iii) participating in fundraising activity,  and (iv) engaging in any other activity that is designed indirectly (including through the employee's spouse or other family  members) to accomplish  otherwise  prohibited  political activity.  Officers  may not  instruct,  direct,  or influence  non-officers  to participate in these activities on their behalf.

The only exceptions are that employees may make contributions to:

o    New Jersey state and local officials (and candidates for office),  for whom such TCW  employees  are eligible to vote,  in an amount not to exceed $250 per New Jersey official per election, or

o    New Jersey political  parties in an amount not to exceed $250 per party per year.

If you feel you fall  outside the ambit of the law and would like an  exemption, you may seek an exemption from the President or the General  Counsel.  Exemption requests  should be in writing and should detail the reasons for the  exemption.
The President and General

                                       58

Counsel should forward the written request and written exemption to the Personal
Securities  Administrator.

Political  Activities  on Firm Premises and Using Firm Resources

Federal, State, And Local Elections

All employees are prohibited from:

o    causing  TCW to incur  additional  expenses  by using  Firm  resources  for political activities, including expenditures such as the use of photocopier paper for political  flyers,  or Firm-provided  refreshments at a political event.  (some exceptions to this ban may apply; see On Premises  Activities
     Relating to Federal Elections below), and

o    directing  subordinates  to  participate  in federal,  state,  and/or local fundraising or other political activities,  except where those subordinates have voluntarily agreed to participate in such activities.

On Premises Activities Relating To Federal Elections

Federal law and Firm policy  allow  individuals  to engage in limited  personal, volunteer  political  activities  on  company  premises  on  behalf of a federal candidate. Such activities are permitted if and only if:

o    the political activities are isolated and incidental (they may not exceed 1 hour per week or 4 hours per month),

o    the activities do not prevent the individual  from  completing  normal work and do not interfere with the Firm's normal activity,

o    the  activities  do not raise the  overhead of the Firm  (e.g.,  using firm facilities that result in long distance phone charges,  facsimile  charges, postage or delivery charges, etc.), and

o    the  activities  do not  involve  services  performed  by  other  employees
     (secretaries, assistants, or other subordinates) unless the other employees are

                                       59

     voluntarily engaging in the political activities in question.

Volunteers Who Are Of Subordinate Rank

Any  employee  considering  the use of the  services of a  subordinate  employee
(whether or not in the same reporting line) for political activities must inform the subordinate that his or her participation is strictly  voluntary and that he or she may decline to participate without risk of retaliation or any adverse job action.

On Premises Activities Relating To State And Local Elections

The laws and  limitations on corporate  political  contributions  and activities vary significantly from state to state. In general,  the guidelines and policies set forth above for activities  related to federal elections should be followed.
If you have questions, contact the General Counsel.

Rules for TCW

Federal Elections

The Firm is prohibited from:

o    making or facilitating  contributions to federal  candidates from corporate treasury funds,

o    making or  facilitating  contributions  or donations  to federal  political party  committees and making  donations to state and local  political party committees if the committees use the funds for federal election activities,

o    using corporate facilities,  resources,  or employees for federal political activities other than for making corporate  communications to its officers, directors, stockholders, and their families, and

o    making partisan  communications  to its "rank and file" employees or to the public at large.

                                       60

Contributions To State And Local Candidates And Committees

The laws and  limitations on corporate  political  contributions  and activities vary  significantly  from  state  to  state.  All  Firm  employees  must  obtain preclearance from the General Counsel prior to:

o    using the Firm's funds for any  political  contributions  to state or local candidates, or

o    making any political contribution in the Firm's name.

                                       61

Other Employee Conduct

Personal Financial Responsibility

Properly managing you personal finances is important, particularly in matters of credit.  Imprudent personal financial  management may affect job performance and lead to more serious consequences for employees in positions of trust.

Personal Loans

You are not  permitted  to borrow  from  clients or from  providers  of goods or services  with whom the Firm  deals,  except  those who engage in lending in the usual  course  of their  business  and then only on terms  offered  to others in similar  circumstances,  without special  treatment.  This  prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage Of A Business Opportunity That Rightfully Belongs To The Firm

Employees  must not take for their own  advantage  a business  opportunity  that rightfully belongs to the Firm. Whenever the Firm has been actively soliciting a business  opportunity,  or the opportunity has been offered to it, or the Firm's funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity  rightfully belongs to the Firm and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

o    selling  information  to which an  employee  has access  because of his/her position,

o    acquiring any real or personal  property interest or right when the Firm is known to be interested in the property in question,

o    receiving a commission or fee on a transaction  that would otherwise accrue to the Firm, and

                                       62

o    diverting business or personnel from the Firm.

Disclosure Of A Direct Or Indirect Interest In A Transaction

If you or any family  member have any  interest in a  transaction  (whether  the transaction  is on behalf of a client or on behalf of the Firm),  that  interest must be disclosed to the General Counsel or Chief Compliance Officer. Disclosure
will allow assessment of potential  conflicts of interest and how they should be addressed.  You do not need to report any interest that is otherwise reported in accordance  with the  Personal  Investment  Transactions  Policy.  For  example, conducting  business with a vendor or service  provider who is related to you or your family, or with a vendor or service provider for which a parent, spouse, or child is an officer should be disclosed.

Corporate Property Or Services

Employees are not  permitted to act as principal for either  themselves or their immediate families in the supply of goods, properties,  or services to the Firm, unless approved by the President.  Purchase or acceptance of corporate  property or use of the  services  of  other  employees  for  personal  purposes  also are prohibited.  This includes the use of inside  counsel for personal  legal advice absent  approval from the General Counsel or use of outside counsel for personal legal advice at the Firm's expense.

Use Of TCW Stationery

Using official corporate stationery for either personal  correspondence or other non-job-related purposes is inappropriate.

Giving Advice To Clients

The  Firm  cannot  practice  law or  provide  legal  advice.  You  should  avoid statements that might be interpreted as legal advice. You should refer questions in this area to

                                       63

the General Counsel. You also should avoid giving clients advice on tax matters, the preparation of tax returns, or investment  decisions,  with the exception of situations that may be appropriate in the  performance of an official  fiduciary or advisory  responsibility,  or as otherwise required in the ordinary course of your duties.

                                       64

                                 Confidentiality

All information  relating to past,  current,  and prospective  clients is highly confidential  and is not to be discussed  with anyone  outside the  organization under any  circumstance.  One of the most  sensitive and difficult  areas in the
Firm's daily business activities involves information regarding investment plans or  programs  and  possible  or  actual  securities  transactions  by the  Firm.
Consequently,   all  employees  will  be  required  to  sign  and  adhere  to  a
Confidentiality Agreement.

                                       65

                                Exemptive Relief

The Personal Securities  Administrator will coordinate obtaining the approval of the  Approving  Officers.  The  Approving  Officers will review and consider any proper  request of an Access  Person for relief or  exemption  from any  remedy, restriction,  limitation  or procedure  contained in this Code of Ethics that is claimed to cause a  hardship  for such an Access  Person or that may  involve an unforeseen or involuntary  situation  where no abuse is involved.  Exemptions of any nature may be given on a specific  basis or a class basis  determined by the
Approving Officers.  The Approving Officers also may grant exemption from Access
Person status to any person or class of persons it  determines  does not warrant such  status.  Under  appropriate  circumstances,  the  Approving  Officers  may authorize  a personal  transaction  involving  a  security  subject to actual or prospective  purchase or sale for clients,  where the personal transaction would be very unlikely to affect a highly institutional market, where the Firm officer or employee is not in  possession  of inside  information,  or for other reasons sufficient  to satisfy the  Approving  Officers  that the  transaction  does not represent a conflict of interest,  involve the misuse of inside  information  or convey the appearance of impropriety. The Approving Officers shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The Approving Officers' decision is solely at their discretion.

                                       66

                                    Sanctions

Upon  discovering  a violation of this Code of Ethics,  the Firm may impose such sanctions  it deems  appropriate,  including,  but not  limited  to, a reprimand
(orally or in writing),  a reversal of any improper transaction and disgorgement of the profits from the transaction,  demotion, and suspension or termination of employment.

                                       67

                   Reporting Illegal Or Suspicious Activity -
                             "Whistleblower Policy"

Policy

The Firm is committed to high ethical  standards and compliance  with the law in all of its  operations.  The Firm  believes  that its  employees are in the best position to provide early  identification  of significant  issues that may arise with compliance with these standards and the law. The Firm's policy is to create an  environment  in which its  employees  can report  these issues in good faith without fear of reprisal.

The Firm's practice is that all employees  report illegal activity or activities that  are  not in  compliance  with  the  Firm's  formal  written  policies  and procedures,  including  our Code of Ethics,  to assist the Firm in detecting and putting an end to fraud and unlawful  conduct.  To that end,  the  Whistleblower procedures  below have been  adopted.  Consistent  with the  policies of Societe
Generale, the reports under the Whistleblower  procedures will not be anonymous, but these  reports by a reporting  employee will be held  confidentially  by the
Firm except in extraordinary and limited circumstances.

The  Firm  expects  the  exercise  of  the  Whistleblower   Policy  to  be  used
responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked,  the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

Procedure

In most cases, an employee should be able to resolve issues or concerns with his or her  manager  or,  if  appropriate,  other  line  management  senior to their manager.  However,  instances  may occur  when this  recourse  fails or you have legitimate reasons to choose not to notify management. Examples include, but are not limited to,  circumstances  in which the report involves your manager or the manager fails to respond.  In such cases,  the Firm has established a system for employees to

                                       68

report  illegal  activities or  non-compliance  with the Firm's  formal  written policies and procedures.

An employee  who has a good faith  belief that a violation  of law or failure of compliance  may occur or is  occurring  has a right to come  forward  and report under this  Whistleblower  Policy.  "Good  faith"  does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

Reports  may be oral,  by  telephone  or  interview,  or in  writing  by letter, memorandum,  or e-mail.  The employee making the report must identify himself or herself. The employee also should clearly identify that the report is being made pursuant to this  Reporting of Illegal or  Suspicious  Activity  Policy and in a
context  commensurate  with the fact that the Reporting of Illegal or Suspicious
Activity Policy is being invoked (e.g., not in a casual  conversation in a lunch room). The report should be made to the following parties, in the order shown:

o    The Chief  Compliance  Officer,  unless it would not be appropriate or that officer fails to respond, or

o    The    Secretary    General   of   Societe    Generale    Group    (e-mail:
     alert.alert@socgen.com,  as a last resort, particularly if the cause of the initial report persists.

The  Chief  Compliance  Officer  and  General  Counsel  will  consult  about the investigation as required. Depending on the nature of the matters covered by the report,  an officer or  manager  may  conduct  the  investigation,  or it may be conducted by the Chief Compliance Officer, the General Counsel or by an external party.

The investigation will be conducted diligently by any appropriate action.

The Firm  understands  the  importance  of  maintaining  confidentiality  of the reporting  employee to make the Whistleblower  right effective.  Therefore,  the identity of the employee making the report will be kept confidential,  except to the extent that  disclosure  may

                                       69

be required by law, a governmental agency, or self-regulatory  organization,  or as an essential  part of completing  the  investigation  determined by the Chief
Compliance  Officer or the General  Counsel.  Any disclosure shall be limited to the  minimum  required.  The  employee  making  the  report  will be  advised if confidentiality cannot be maintained.

The Chief  Compliance  Officer will follow up on the  investigation to make sure that it is completed,  that any non-compliance issues are addressed, and that no acts of  retribution  or  retaliation  occur  against  the  person(s)  reporting violations or cooperating in an investigation in good faith.

The Chief  Compliance  Officer or General  Counsel will report to TCW's Board of
Directors concerning the findings of any investigation they determine involved a significant non-compliance issue.

Note that  submitting  a report that is known to be false is a violation of this
Reporting of Illegal or Suspicious Activity Policy.

                                       70

                         Annual Compliance Certification

The Firm will require all Access Persons and Firm directors to certify  annually that (i) they have  read and  understand  the  terms of this Code of Ethics  and recognize the  responsibilities  and obligations incurred by their being subject to this Code of Ethics, and (ii) they are in compliance with the requirements of this Code of Ethics,  including,  but not  limited to, the  personal  investment transactions policies contained in this Code of Ethics.

                                       71

                                    Glossary
A

Access Persons - Includes all of the Firm's directors,  officers, and employees, except  directors  who (i) do not devote  substantially  all working time to the activities  of the Firm,  and (ii) do not have access to  information  about the day-to-day investment activities of the Firm. A consultant,  temporary employee, or other person may be considered an Access Person depending on various factors, including length of service, nature of duties, and access to Firm information.

Account  -  A  separate   account  and/or  a  commingled  fund  (e.g.,   limited
partnership, trust, mutual fund, REIT, and CBO/CDO/CLO).

Approving  Officers - One of the President or the Chief Executive  Officer,  and
one of the General Counsel or the Chief Compliance Officer.

Auto-Trades - Pre-instructed transactions that occur automatically following the
instruction,   such  as  dividend  or   distribution   reinvestments,   paycheck
contributions, and periodic or automatic withdrawal programs.

B

BNY  Mellon - The Bank of New York  Mellon,  the  entity  to which  the Firm has outsourced client accounting and related  operations for Accounts other than the
Firm's proprietary mutual funds and wrap accounts.

C

CBO - Collateralized bond obligation.

CDO -  Collateralized  debt  obligation.  A security  backed by a pool of bonds, loans, and other assets.

Chinese Walls or Informational Barriers - The conscientious use of a combination of trading

                                       72

restrictions and information  barriers  designed to confine material  non-public information to a given individual, group, or department.

CLO - Collateralized loan obligation.

Code of Ethics - This Code of Ethics.

E

Entertainment - Generally means the attendance by you and your guests at a meal, sporting event,  theater production,  or comparable event where the expenses are paid by a business  relation who invited you, and also might include  payment of travel to, or accommodation expenses at, a conference or an out-of-town event.

ETF - Exchange Traded Fund. A fund that tracks an index but can be traded like a stock.

Exchange Act - Securities Exchange Act of 1934, as amended.

Exempt Securities - Only the Securities (or Securities obtained in transactions)
described in the  subsection  Securities  or  Transactions  Exempt From Personal
Investment Transactions Policy.

F

FINRA  -  Financial   Industry   Regulatory   Authority,   created  through  the
consolidation of NASD and the member  regulation,  enforcement,  and arbitration functions of the NYSE.

Firm or TCW - The TCW Group of companies.

G

Gift - Anything  of value  received  without  paying its  reasonable  fair value
(e.g.,  favors,  money,  credit,  special  discounts on goods or services,  free services,  loans of goods or money,  tickets to sports or entertainment  events, trips  and  hotel  expenses).  If

                                       73

something falls within the definition of Entertainment,  it does not fall within the category of Gifts.

I

IPO - Initial public  offering.  An offering of securities  registered under the
Securities Act, the issuer of which,  immediately  before the registration,  was not  subject  to the  reporting  requirements  of  Sections  13 or  15(d) of the
Exchange Act.

Inside information - Material, non-public information.

Investment  Personnel - Includes (i) any portfolio manager or securities analyst or securities  trader who provides  information or advice to a portfolio manager or who helps execute a portfolio  manager's  decision,  and (ii) a member of the
Investment Control Department.

IRA - Individual Retirement Account.

L

Limited  Offering  - An  offering  that is exempt  from  registration  under the
Securities Act pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under  the  Securities  Act.  Note that a CBO or CDO is  considered  a
Limited Offering or Private Placement.

LM Information  Report - Report required for reporting gifts or entertainment to labor unions or union officials.

M

Material  Information - Information  that a reasonable  investor  would consider important in making an investment decision.  Generally,  this is information the disclosure of which could  reasonably be expected to have an effect on the price of a company's securities.

                                       74

N

Non-Discretionary Accounts - Accounts for which the individual does not directly or indirectly make or influence the investment decisions.

O

Outside Fiduciary  Accounts - Certain fiduciary accounts outside of the Firm for which an  individual  has received the Firm's  approval to act as fiduciary  and that the Firm has determined qualify to be treated as Outside Fiduciary Accounts under this Code of Ethics.

P

PTAF  -  Personal   Transaction   Authorization   Form  that  can  be  found  at
http://tcw.starcompliance.com.

Private  Placements  - An offering  that is exempt from  registration  under the
Securities Act pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under  the  Securities  Act.  Note that a CBO or CDO is  considered  a
Limited Offering or Private Placement.

R

REIT - Real estate investment trust.

Registered Person - Any person having a securities  license (e.g.,  Series 6, 7,
24, etc.) with TFD.

Restricted  Securities  List - A list of the  securities  for  which the Firm is generally limited firm-wide from engaging in transactions.

Roundtrip Trade - Any purchase followed by a redemption in any single TCW Fund.

S

SEC - Securities and Exchange Commission.

                                       75

Securities - Includes any interest or instrument  commonly  known as a security, including  stocks,  bonds,  ETFs,  shares of mutual funds,  and other investment companies  (including  money  market  funds  and  their  equivalents),  options, warrants,  financial  commodities,  other  derivative  products and interests in privately placed offerings and limited partnerships, including hedge funds.

Securities Act - Securities Act of 1933, as amended.

T

TAMCO - TCW Asset Management  Company, a U.S.-registered  investment advisor and direct subsidiary of The TCW Group, Inc.

TCW 401(k) Plan - TCW Profit Sharing and Savings Plan.

TCW Account - Includes (i) an account maintained at the Firm through the Private
Client Services Department,  or (ii) an account maintained directly with the TCW
Funds'  transfer  agent,  and  (iii)  in the  case  of an  IRA,  through  an IRA established  through the Private Client Services  Department where BNY Mellon is the custodian.

TCW Advisor - Includes TAMCO, TIMCO, TCW Advisors, Inc., TCW/Crescent Mezzanine,
LLC, and any other U.S.  federally  registered  advisors  directly or indirectly controlled by The TCW Group, Inc.

TFD  -  TCW  Funds   Distributors   (formerly,   TCW  Brokerage   Services),   a
limited-purpose broker-dealer.

TCW Funds - TCW Funds,  Inc.,  each of its  series,  and any other  proprietary, registered, open-end investment companies (mutual funds) advised by TIMCO.

TIMCO - TCW Investment Management Company, a U.S.-registered  investment advisor and direct subsidiary of The TCW Group, Inc.

TSI - TCW Strategic  Income Fund, Inc., and any other  proprietary,  registered, closed-end investment companies advised by TIMCO.

                                       76

                                    Endnotes

(1)  The outside  directors  of The TCW Group,  Inc. are not deemed to be Access
     Persons  because  they (i) are not a  "Supervised  Person"  as  defined  in
     Section 202(a)(25) of the Investment Advisers Act of 1940, (ii) do not have access to non-public information regarding any client's purchase or sale of securities,  or non-public  information regarding the portfolio holdings of any  reportable  fund,  and (iii)  are not  involved  in making  securities recommendations to clients, or who have access to such recommendations that are non-public.